Update for the Special Committee – June 12, 2008
Project Lasso
************************************************************
************************************************************
************************************************************
************************************************************
************************************************************
************************************************************
******
******
******
******
******
******
******
******
******
Exhibit (c)(3)

PROJECT LASSO
Disclaimer
This presentation and the information contained herein is confidential and has been prepared exclusively for the benefit and use of the
Special Committee (the “Special Committee”) of the Board of Directors of Lasso (the “Company”) in order to assist the Special
Committee in evaluating, on a preliminary basis, the proposal the Company has received and does not convey any right of publication or disclosure, in whole or in part, to any other party without the prior written consent of Cowen.  This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by
Cowen.
The information in this presentation is based upon any management forecasts supplied to Cowen and reflects prevailing conditions and
Cowen’s views as of this date, all of which are accordingly subject to change. Cowen’s estimates constitute Cowen’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only.  In preparing this presentation, Cowen has with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the management of the Company or which is publicly available.  Cowen’s analysis is not and does not purport to be appraisals of the assets, stock or business of the Company or any other entity. Cowen does not make representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction.  Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.  This presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind.
The information contained herein, as well as any other advice, services or other information provided to you by Cowen, is being provided in connection with an actual or potential mandate or engagement and may not be used or relied upon in any manner, nor are any duties or obligations created with respect thereto, except and to the extent specifically set forth in a written engagement letter or other agreement with Cowen.  This presentation does not constitute a commitment by Cowen or any of its affiliates to underwrite, subscribe for or place any securities to extend or arrange credit or to provide any other service.
Cowen policy mandates that no Cowen employee may directly or indirectly offer a Company favorable research or threaten to change research as consideration or inducement for the receipt of business or compensation.

1 PROJECT LASSO Table of Contents I. Restaurant and Gaming Markets Update 2 II. Valuation Update 9 Page

I. Restaurant and Gaming Markets Update

COWEN AND COMPANY

I. RESTAURANT AND GAMING MARKETS UPDATE

PROJECT LASSO
(50.0%)
(40.0%)
(30.0%)
(20.0%)
(10.0%)
0.0%
10.0%
20.0%
12/31/07 2/01/08 3/05/08 4/07/08 5/07/08 6/09/08
Lasso Comparable Restaurants Comparable Casino and Gaming S&P 500
Indexed Stock Performance
Restaurant and Casino and Gaming Stock Performance
Note: Factset as of June 10, 2008.  Dashed lines represent the date of the current offer as well as the date of the stock prices (May 8, 2008) used in the May 12, 2008 Special Committee presentation.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.

COWEN AND COMPANY

I. RESTAURANT AND GAMING MARKETS UPDATE

PROJECT LASSO
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
6/08 10/06 2/05 6/03 10/01 2/00 6/98
Lasso Comparable Restaurants Comparable Casino and Gaming
(Multiple)
10-year Casino Average (8.3x)
10-year Restaurant Average (8.1x)
10-year Lasso Average (6.5x)
Historical EBITDA Multiples
Analysis of 10-Year Historical LTM EBITDA Trading Multiples
Lasso has traded at an
average of 6.5x EBITDA
over the past 10 years
Note: Factset as of June 10, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.

COWEN AND COMPANY
I. RESTAURANT AND GAMING MARKETS UPDATE

PROJECT LASSO
As of April 4, 2008 As of June 10, 2008 Change from 4/4/08 to 6/10/08
EV/LTM 2008E
(a)
EV/LTM 2008E
(a)
EV/LTM 2008E
(a)
Company Name Price EBITDA P/E Price EBITDA P/E Price EBITDA P/E
AFC Enterprises $9.12 7.8x 14.0x $8.35 7.5x 12.8x (8.4%) (0.3x) (1.2x)
Benihana 10.31 4.7x 12.7x 8.27 3.9x 10.2x (19.8%) (0.8x) (2.5x)
BJ's Restaurants 14.65 11.5x 27.2x 11.65 8.5x 21.6x (20.5%) (3.0x) (5.6x)
Bob Evans 28.53 6.6x 14.6x 33.95 7.3x 16.9x 19.0% 0.7x 2.3x
Brinker 19.01 5.1x 10.5x 20.07 5.4x 11.9x 5.6% 0.3x 1.4x
Buffalo Wild Wings 25.58 9.3x 20.4x 30.74 10.1x 22.3x 20.2% 0.8x 1.9x
Burger King 27.65 10.5x 19.9x 29.02 10.7x 20.6x 5.0% 0.2x 0.7x
California Pizza Kitchen 14.45 5.4x 24.5x 13.49 5.6x 21.4x (6.6%) 0.2x (3.1x)
Caribou Coffee 3.05 5.7x NM 2.14 5.0x NM (29.8%) (0.8x) NA
Carrols Restaurant Group 8.31 6.1x 11.5x 6.44 5.9x 9.2x (22.5%) (0.2x) (2.3x)
CBRL Group 35.77 6.9x 11.0x 28.91 6.2x 8.8x (19.2%) (0.7x) (2.2x)
CEC Entertainment 31.44 4.7x 14.4x 32.86 6.0x 13.9x 4.5% 1.3x (0.5x)
Cheesecake Factory 22.77 9.8x 19.8x 18.20 7.8x 15.8x (20.1%) (2.0x) (4.0x)
Chipotle Mexican Grill 116.66 24.4x 44.9x 92.17 17.3x 34.1x (21.0%) (7.1x) (10.8x)
CKE Restaurants 12.10 6.5x 14.4x 12.17 6.5x 14.5x 0.6% 0.0x 0.1x
Cosi 2.88 NM NM 2.93 NM NM 1.7% NA NA
Darden 34.41 8.6x 12.2x 32.09 8.2x 11.4x (6.7%) (0.5x) (0.8x)
Denny's Corp. 3.01 6.3x 16.7x 3.71 7.3x 23.2x 23.3% 1.0x 6.5x
Domino's Pizza 14.13 11.4x 13.3x 13.12 11.0x 13.1x (7.1%) (0.4x) (0.2x)
Einstein Noah Restaurant Group 9.76 7.3x 9.8x 12.82 8.4x 12.7x 31.4% 1.1x 2.9x
Jack In The Box 27.91 7.2x 13.4x 24.27 6.2x 12.2x (13.0%) (1.0x) (1.2x)
Kona Grill 7.98 7.4x NM 7.31 7.7x NM (8.4%) 0.3x NA
Krispy Kreme 3.29 12.0x NM 3.96 13.2x NM 20.4% 1.2x NA
Luby's 7.25 5.5x 19.2x 7.00 6.8x 22.5x (3.4%) 1.3x 3.3x
McCormick & Schmick's 12.18 6.7x 17.4x 9.33 6.5x 14.4x (23.4%) (0.3x) (3.0x)
McDonald's 55.72 10.9x 17.6x 59.77 11.2x 17.7x 7.3% 0.3x 0.1x
Morton's 7.67 6.1x 13.5x 7.92 7.4x 13.9x 3.3% 1.3x 0.4x
Change in Restaurant Valuations Since April 4
th
Bid
Change in Restaurant Valuations Since April 4 Bid
Note: Per Factset as of June 10, 2008.
(a) Estimates per Wall Street research.
th

COWEN AND COMPANY

I. RESTAURANT AND GAMING MARKETS UPDATE

PROJECT LASSO
As of April 4, 2008 As of June 10, 2008 Change from 4/4/08 to 6/10/08
EV/LTM 2008E
(a)
EV/LTM 2008E
(a)
EV/LTM 2008E
(a)
Company Name Price EBITDA P/E Price EBITDA P/E Price EBITDA P/E
O'Charley's 11.57 4.6x 26.3x 10.71 4.8x NM (7.4%) 0.2x NA
P.F. Chang's 29.80 8.6x 22.3x 24.98 7.2x 18.4x (16.2%) (1.4x) (3.9x)
Panera Bread 44.00 9.2x 21.9x 49.34 10.5x 23.4x 12.1% 1.3x 1.5x
Papa John's 25.15 7.4x 15.0x 28.85 8.3x 16.8x 14.7% 0.9x 1.8x
Peets Coffee & Tea 24.45 15.2x 31.5x 23.71 12.8x 30.4x (3.0%) (2.4x) (1.1x)
Red Robin Gourmet Burgers 38.59 8.1x 17.8x 31.99 6.8x 14.9x (17.1%) (1.3x) (2.8x)
Rubio's Restaurants 5.80 4.9x NA 5.02 5.1x NM (13.4%) 0.1x NA
Ruby Tuesday 7.96 5.9x 16.8x 7.24 5.7x 15.2x (9.0%) (0.2x) (1.5x)
Ruth's Chris 7.10 6.2x 12.9x 6.51 5.6x 10.9x (8.3%) (0.5x) (2.1x)
Sonic 22.74 10.8x 19.7x 18.75 9.4x 16.1x (17.5%) (1.4x) (3.6x)
Starbucks 18.50 8.9x 18.7x 17.84 9.8x 21.0x (3.6%) 0.9x 2.3x
Steak N Shake 7.76 9.5x NM 6.33 12.3x NM (18.4%) 2.8x NA
Texas Roadhouse 10.54 9.2x 19.3x 9.83 8.0x 17.2x (6.7%) (1.2x) (2.1x)
Tim Hortons 35.31 13.4x 21.6x 31.13 12.0x 19.7x (11.8%) (1.4x) (1.9x)
Wendy's 23.58 7.8x 16.8x 27.33 9.1x 27.3x 15.9% 1.3x 10.5x
Yum Brands 38.88 11.3x 20.4x 37.76 11.2x 20.2x (2.9%) (0.1x) (0.2x)
Restaurant Universe:
Number of Decreased 28              21              22
Number of Increased 15              21              14
Average (Decrease)/Increase (4.2%) (0.2x) (0.6x)
Median (Decrease)/Increase (6.7%) (0.0x) (1.0x)
Lasso Comparable Restaurant Universe:
Number of Decreased 5               3               5
Number of Increased 2               4               1
Average (Decrease)/Increase (8.0%) 0.1x (1.5x)
Median (Decrease)/Increase (7.4%) 0.2x (2.0x)
Change in Restaurant Valuations Since April 4 Bid
Note: Per Factset as of June 10, 2008.
(a) Estimates per Wall Street research.
Change in Restaurant Valuations Since April 4
th
Bid (Cont.)
th

COWEN AND COMPANY
I. RESTAURANT AND GAMING MARKETS UPDATE

PROJECT LASSO
% Change % Change % Change
Price Price Price Price 1/28/08 - 4/4/08 - 5/8/08 -
Company Name 1/28/08 4/4/08 5/8/08 6/10/08 4/4/08 5/8/08 6/10/08
AFC Enterprises $9.05 $9.12 $9.24 $8.35 0.8% 1.3% (9.6%)
Benihana 10.24 10.31 10.32 8.27 0.7% 0.1% (19.9%)
BJ's Restaurants 15.49 14.65 14.17 11.65 (5.4%) (3.3%) (17.8%)
Bob Evans 27.49 28.53 28.36 33.95 3.8% (0.6%) 19.7%
Brinker 18.13 19.01 22.74 20.07 4.9% 19.6% (11.7%)
Buffalo Wild Wings 23.01 25.58 32.27 30.74 11.2% 26.2% (4.7%)
Burger King 23.94 27.65 28.17 29.02 15.5% 1.9% 3.0%
California Pizza Kitchen 12.95 14.45 16.01 13.49 11.6% 10.8% (15.7%)
Caribou Coffee 2.79 3.05 2.55 2.14 9.3% (16.4%) (16.1%)
Carrols Restaurant Group 7.97 8.31 7.55 6.44 4.3% (9.1%) (14.7%)
CBRL Group 30.17 35.77 35.02 28.91 18.6% (2.1%) (17.4%)
CEC Entertainment 22.73 31.44 37.71 32.86 38.3% 19.9% (12.9%)
Cheesecake Factory 20.75 22.77 21.81 18.20 9.7% (4.2%) (16.6%)
Chipotle Mexican Grill 125.37 116.66 93.89 92.17 (6.9%) (19.5%) (1.8%)
CKE Restaurants 13.00 12.10 10.48 12.17 (6.9%) (13.4%) 16.1%
Cosi 2.60 2.88 2.23 2.93 10.8% (22.6%) 31.4%
Darden 27.47 34.41 36.75 32.09 25.3% 6.8% (12.7%)
Denny's Corp. 3.32 3.01 3.62 3.71 (9.3%) 20.3% 2.5%
Domino's Pizza 13.30 14.13 13.10 13.12 6.2% (7.3%) 0.2%
Einstein Noah 18.96 9.76 12.81 12.82 (48.5%) 31.3% 0.1%
Jack In The Box 26.45 27.91 26.99 24.27 5.5% (3.3%) (10.1%)
Kona Grill 12.30 7.98 8.99 7.31 (35.1%) 12.7% (18.7%)
Krispy Kreme 2.73 3.29 3.05 3.96 20.5% (7.3%) 29.8%
Luby's 9.37 7.25 7.20 7.00 (22.6%) (0.7%) (2.8%)
McCormick & Schmick's 12.87 12.18 11.02 9.33 (5.4%) (9.5%) (15.3%)
McDonald's 51.07 55.72 59.77 59.77 9.1% 7.3% 0.0%
Morton's 7.10 7.67 8.42 7.92 8.0% 9.8% (5.9%)
O'Charley's 13.08 11.57 10.95 10.71 (11.5%) (5.4%) (2.2%)
P.F. Chang's 27.86 29.80 31.17 24.98 7.0% 4.6% (19.9%)
Panera Bread 36.20 44.00 51.48 49.34 21.5% 17.0% (4.2%)
Papa John's 23.51 25.15 26.31 28.85 7.0% 4.6% 9.7%
Peets Coffee & Tea 23.34 24.45 23.59 23.71 4.8% (3.5%) 0.5%
Red Robin 33.09 38.59 41.41 31.99 16.6% 7.3% (22.7%)
Rubio's Restaurants 6.49 5.80 5.67 5.02 (10.6%) (2.2%) (11.5%)
Ruby Tuesday 7.69 7.96 8.14 7.24 3.5% 2.3% (11.1%)
Ruth's Chris 7.89 7.10 7.51 6.51 (10.0%) 5.8% (13.3%)
Sonic 21.33 22.74 22.13 18.75 6.6% (2.7%) (15.3%)
Starbucks 19.66 18.50 15.85 17.84 (5.9%) (14.3%) 12.6%
Steak N Shake 8.79 7.76 7.48 6.33 (11.7%) (3.6%) (15.4%)
Texas Roadhouse 11.11 10.54 11.13 9.83 (5.1%) 5.6% (11.7%)
Tim Hortons 34.86 35.31 32.54 31.13 1.3% (7.8%) (4.3%)
Wendy's 23.92 23.58 26.76 27.33 (1.4%) 13.5% 2.1%
Yum! Brands 35.65 38.88 40.03 37.76 9.1% 3.0% (5.7%)
Restaurant Universe:
Mean 2.2% 1.7% (5.4%)
Median 4.8% 0.1% (9.6%)
Lasso Comparable Restaurant Universe:
Mean 6.4% 5.9% (13.0%)
Median 2.8% 5.4% (14.1%)
Changes in Restaurant Prices
Changes in Restaurant Prices
Note: Per Factset as of June 10, 2008.

COWEN AND COMPANY
I. RESTAURANT AND GAMING MARKETS UPDATE

PROJECT LASSO
Changes in Casino and Gaming Prices
Changes in Casino and Gaming Prices
Note: Per Factset as of June 10, 2008.
% Change % Change % Change
Price Price Price Price 1/28/08 - 4/4/08 - 5/8/08 -
Company Name 1/28/08 4/4/08 5/8/08 6/10/08 4/4/08 5/8/08 6/10/08
Ameristar Casinos $21.50 $18.73 $17.25 $17.57 (12.9%) (7.9%) 1.9%
Boyd Gaming Corp. 25.60 20.88 18.19 15.48 (18.4%) (12.9%) (14.9%)
Century Casinos 4.44 3.41 3.67 3.74 (23.2%) 7.6% 1.9%
Churchill Downs 47.50 49.11 44.20 41.38 3.4% (10.0%) (6.4%)
Dover Downs 9.21 8.67 8.22 8.27 (5.9%) (5.2%) 0.6%
Isle of Capri Casinos 11.16 7.81 6.15 7.06 (30.0%) (21.3%) 14.8%
Lakes Entertainment 6.45 4.68 4.52 5.28 (27.4%) (3.4%) 16.8%
Las Vegas Sands Corp. 83.43 79.04 71.65 56.55 (5.3%) (9.3%) (21.1%)
MGM Mirage 72.08 61.20 49.02 44.69 (15.1%) (19.9%) (8.8%)
Monarch Casino 20.69 18.19 13.66 12.76 (12.1%) (24.9%) (6.6%)
MTR Gaming Group 5.77 7.00 5.49 5.17 21.3% (21.6%) (5.8%)
Pinnacle Entertainment 17.71 14.73 14.37 12.92 (16.8%) (2.4%) (10.1%)
Riviera Holdings 19.44 20.60 15.25 14.73 6.0% (26.0%) (3.4%)
Trump Entertainment 4.21 3.58 2.45 2.93 (15.0%) (31.6%) 19.6%
Wynn Resorts 110.33 112.87 102.15 87.96 2.3% (9.5%) (13.9%)
Casino and Gaming Universe:
Mean (9.9%) (13.2%) (2.4%)
Median (12.9%) (10.0%) (5.8%)
Lasso Comparable Casino and Gaming Universe:
Mean (14.2%) (18.1%) 0.2%
Median (15.0%) (21.3%) (3.4%)

II. Valuation Update

PROJECT LASSO
Transaction Summary Statistics
Implied Multiples of Proposed Transaction (US$ in millions, except per share data)
(a) As of June 10, 2008.
(b) Per Lasso 10-Q for the period ended March 31, 2008.
(c) Options outstanding per Lasso management as of May 2008.  Common stock equivalents calculated using the treasury stock method.
(d) Cash and equivalents exclude $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Includes adjustments for excess corporate real estate, the automobile dealership adjoining the corporate headquarters and pending litigation settlements.
(f) As of March 31, 2008.
(g) Adjusted LTM EBITDA includes adjustments for non-recurring pre-opening, leap year and non-recurring litigation.
(h) Per Reuters as of June 10, 2008.
(i) EPS estimates per Lasso management. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(j) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
Current
(a)
Offer
$16.76 $21.00
Assumed Lasso Price per Share
Basic Shares Outstanding
(b)
16.145 16.145
Common Stock Equivalents
(c)
0.226 0.333
Fully Diluted Shares Outstanding 16.371 16.477
Implied Equity Value 274.4 $        346.0 $
Plus: Total Debt
(b)
884.6 884.6
Less: Cash and Equivalents
(b) (d)
(34.6) (34.6)
Less: Valuation Adjustments
(e)
(11.8) (11.8)
Implied Enterprise Value 1,112.6 $     1,184.2 $
Implied Multiple
Statistic Current
(a)
Offer
Enterprise Value as a Multiple of:
(f)
LTM Revenue 1,183.1 $      0.9x 1.0x
Adjusted LTM EBITDA
(g)
185.5 6.0x 6.4x
Stock Price as a Multiple of EPS
2008E EPS (Consensus)
(h)
1.24 $           13.5x 16.9x
2008E EPS (Mgmt.)
(i)
1.31 12.8x 16.0x
2009E EPS (Consensus)
(h)
1.25 13.4x 16.8x
2009E EPS (Mgmt.)
(i)
2.04 8.2x 10.3x
2009E EPS (Mgmt. With Refinancing)
(j)
1.49 11.3x 14.1x

PROJECT LASSO
Offer
Historical Spot Prices Spot $21.00
Spot Prices Prior to June 10, 2008:
1-Day ($16.81) $16.81 24.9%
1-Week ($16.25) 16.25 29.2%
1-Month ($15.02) 15.02 39.8%
3-Months ($18.22) 18.22 15.3%
Historical Spot Prices Prior to January 28, 2008
(a)
:
1-Day ($16.67) $16.67 26.0%
1-Week ($14.79) 14.79 42.0%
1-Month ($19.87) 19.87 5.7%
3-Months ($27.75) 27.75 (24.3%)
Offer
Historical Average Prices Average 21.00 $
Average Prices Prior to June 10, 2008:
1-Week ($16.59) $16.59 26.6%
1-Month ($16.06) 16.06 30.8%
3-Months ($16.45) 16.45 27.7%
Average Price Prior to January 28, 2008
(a)
:
1-Week ($15.94) $15.94 31.8%
1-Month ($16.67) 16.67 26.0%
3-Months ($21.39) 21.39 (1.8%)
Premiums Analysis
Lasso Offer Price to Spot and Average Stock Prices
Note: Factset, as of June 10, 2008.
(a) Represents pre-affected stock price prior to initial offer.

PROJECT LASSO
Price 52 Week FD Enterprise
Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year
PE % of SGR
(b)
Company Name 5/8/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Benihana $10.32 $9.06 $25.11 $158.0 $182.4 0.6x 4.7x 12.7x 11.9x 15.0% 84.9% 79.1%
Brinker 22.74 14.65 34.33 2,313.1 3,136.1 0.7x 6.0x 13.5x 11.7x 15.0% 90.0% 78.2%
California Pizza Kitchen 16.01 9.32 25.23 410.3 420.5 0.6x 5.9x 27.1x 24.2x 12.0% 226.1% 201.9%
CEC Entertainment 37.71 19.81 39.55 1,031.2 1,338.1 1.7x 7.1x 15.9x 14.2x 12.0% 132.6% 118.4%
McCormick & Schmick's 11.02 9.67 30.98 163.4 183.4 0.5x 7.5x 17.0x 13.8x 15.0% 113.0% 91.8%
O'Charley's 10.95 9.88 23.45 242.6 376.7 0.4x 4.4x 24.9x 17.7x 14.0% 177.8% 126.2%
Ruby Tuesday 8.14 5.70 28.12 420.9 1,026.1 0.7x 6.0x 17.1x 14.9x 15.0% 114.2% 99.3%
Min 0.4x 4.4x 12.7x 11.7x 12.0% 84.9% 78.2%
Mean 0.8x 5.9x 18.3x 15.5x 14.0% 134.1% 113.6%
Median 0.6x 6.0x 17.0x 14.2x 15.0% 114.2% 99.3%
Max 1.7x 7.5x 27.1x 24.2x 15.0% 226.1% 201.9%
Comparable Restaurant Analysis — Change Since May 8, 2008
Market Analysis of Restaurant Companies as of June 10, 2008 (US$ in millions, except per share data)
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.
Market Analysis of Restaurant Companies as of May 8, 2008 (US$ in millions, except per share data)
Price 52 Week FD Enterprise
Enterprise Value (a) / LTM PE Ratios (b)
5-Year
PE % of SGR (b)
Company Name 6/10/2008 Low High Mkt Cap Value
(a)
Rev EBITDA 2008E 2009E SGR
(b)
2008E 2009E
Benihana $8.27 $7.50 $25.11 $126.1 $150.6 0.5x 3.9x 10.2x 9.5x 15.0% 68.1% 63.4%
Brinker 20.07 14.65 32.21 2,032.1 2,855.1 0.7x 5.4x 11.9x 10.4x 15.0% 79.4% 69.0%
California Pizza Kitchen 13.49 9.32 23.39 341.8 399.3 0.6x 5.6x 21.4x 16.9x 12.0% 178.4% 140.5%
CEC Entertainment 32.86 19.81 39.55 820.5 1,127.4 1.4x 6.0x 13.9x 12.4x 12.0% 115.5% 103.2%
McCormick & Schmick's 9.33 9.30 30.98 138.3 158.3 0.4x 6.5x 14.4x 11.7x 15.0% 95.7% 77.8%
O'Charley's 10.71 9.88 22.89 234.8 372.7 0.4x 4.8x NM 22.3x 14.0% 306.0% 159.4%
Ruby Tuesday 7.24 5.70 27.05 374.4 979.6 0.7x 5.7x 15.2x 13.3x 15.0% 101.6% 88.4%
Min 0.4x 3.9x 10.2x 9.5x 12.0% 68.1% 63.4%
Mean 0.7x 5.4x 14.5x 13.8x 14.0% 135.0% 100.2%
Median 0.6x 5.6x 14.1x 12.4x 15.0% 101.6% 88.4%
Max 1.4x 6.5x 21.4x 22.3x 15.0% 306.0% 159.4%

PROJECT LASSO
Price 52 Week FD Enterprise
Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year
PE % of SGR
(b)
Company Name 6/10/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Ameristar Casinos $17.57 $15.29 $38.00 $1,005.3 $2,546.1 2.2x 9.2x 13.8x 12.0x 10.0% 138.3% 120.3%
Boyd Gaming Corp. 15.48 14.75 54.22 1,358.9 3,563.1 1.8x 7.0x 11.7x 10.8x 17.0% 69.0% 63.7%
Isle of Capri Casinos 7.06 5.93 25.79 248.6 1,701.1 1.6x 9.6x NM 28.2x 13.0% NA 217.2%
Monarch Casino and Resort 12.76 12.35 31.41 226.0 210.3 1.3x 5.4x 16.8x 12.5x 15.0% 111.9% 83.4%
Pinnacle Entertainment 12.92 12.12 31.34 774.6 1,512.8 1.6x 17.3x NM 30.0x 15.0% NM 200.3%
Riviera Holdings 14.73 14.24 39.12 185.5 386.0 1.9x 9.3x NA NA NA NA NA
Trump Entertainment Resorts 2.93 2.29 16.10 120.4 1,701.6 1.7x 12.9x NM NM 15.0% NA NA
Min 1.3x 5.4x 11.7x 10.8x 10.0% 69.0% 63.7%
Mean 1.7x 10.1x 14.1x 18.7x 14.2% 106.4% 137.0%
Median 1.7x 9.3x 13.8x 12.5x 15.0% 111.9% 120.3%
Max 2.2x 17.3x 16.8x 30.0x 17.0% 138.3% 217.2%
Market Analysis of Select Casino and Gaming Companies as of June 10, 2008 (US$ in millions, except per share data)
Comparable Casino and Gaming Analysis — Change Since
May 8, 2008
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.
Market Analysis of Select Casino and Gaming Companies as of May 8, 2008 (US$ in millions, except per share data)
Price 52 Week FD Enterprise
Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year
PE % of SGR
(b)
Company Name 5/8/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Ameristar Casinos $17.25 $15.29 $38.00 $986.5 $2,527.4 2.2x 9.1x 13.6x 11.8x 10.0% 135.8% 118.2%
Boyd Gaming Corp. 18.19 17.10 54.22 1,596.3 3,697.1 1.9x 7.3x 13.8x 12.7x 17.0% 81.1% 74.8%
Isle of Capri Casinos 6.15 5.93 26.03 216.6 1,669.1 1.5x 9.4x NM 24.6x 13.0% NA 189.2%
Monarch Casino and Resort 13.66 12.53 31.41 251.0 235.3 1.5x 6.1x 18.0x 13.4x 15.0% 119.8% 89.3%
Pinnacle Entertainment 14.37 12.12 31.34 861.3 1,599.5 1.7x 17.6x NM 33.4x 15.0% NM 222.8%
Riviera Holdings 15.25 14.24 39.12 192.0 391.3 1.9x 9.4x NA NA NA NA NA
Trump Entertainment Resorts 2.45 2.40 17.15 79.8 1,661.1 1.7x 12.6x NM NM 15.0% NA NA
Min 1.5x 6.1x 13.6x 11.8x 10.0% 81.1% 74.8%
Mean 1.8x 10.2x 31.3x 19.2x 14.2% 112.2% 138.9%
Median 1.7x 9.4x 15.9x 13.4x 15.0% 119.8% 118.2%
Max 2.2x 17.6x 79.8x 33.4x 17.0% 135.8% 222.8%

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
11/6/2007 2/20/2008 Cameron Mitchell Restaurants Ruth's Chris Steak House 92.0 $       0.9x 7.0x
8/23/2007 8/23/2007 Yard House TSG Consumer Partners 190.0        1.7x 9.5x
8/16/2007 10/1/2007 RARE Hospitality Darden Restaurants 1,368.3     1.3x 11.4x
7/16/2007 11/29/2007 Applebee's IHOP 2,071.0     1.5x 9.2x
7/5/2007 10/22/2007 Champps Entertainment F&H Acquisition Corp. (Fox & Hound) 70.9          0.3x 5.8x
6/18/2007 9/4/2007 Friendly Ice Cream Corp. Freeze Operations (Sun Capital) 337.2        0.6x 8.1x
11/6/2006 6/14/2007 OSI Restaurant Partners (Outback) Bain Capital, Catterton, Company Founders 3,432.2     0.9x 9.3x
5/7/2007 8/20/2007 Smith & Wollensky Patina Restaurant Group 97.4          0.8x 13.2x
12/7/2006 3/5/2007 Hard Rock Café (sub of Rank Group PLC) Seminole Tribe of Florida 965.0        1.9x 9.9x
10/30/2006 12/6/2006 Logan's Roadhouse Bruckman, Rosser, Sherrill & Co. 486.0        1.2x 10.4x
10/10/2006 10/16/2006 Joe's Crab Shack J.H. Whitney Capital Partners 192.0        0.6x 6.4x
8/18/2006 1/12/2007 Lone Star Steakhouse Lone Star Funds 556.3        0.8x 12.3x
8/8/2006 8/10/2006 Real Mex Restaurants Sun Capital 350.0        0.6x 6.2x
5/22/2006 6/29/2006 Main Street Restaurant Group The Briad Group 150.3        0.6x 8.2x
12/9/2005 3/8/2006 Dave & Buster's (DAB) Wellspring Capital Management 383.0        0.8x 6.1x
10/4/2005 2/27/2006 Fox & Hound Restaurant Group (FOXX) Newcastle Partners and Steel Partners 179.6        1.1x 8.2x
4/29/2005 9/22/2005 Worldwide Restaurant Concepts (SZ) Pacific Equity Partners 220.2        0.6x 8.8x
1/20/2005 3/7/2005 Charlie Brown's Trimaran Partners 140.0        0.9x 7.0x
1/11/2005 2/23/2005 Uno Restaurant Holdings Centre Partners 191.6        0.6x 5.6x
6/16/2004 4/13/2005 Quality Dining Inc. (QDIN) Investor Group 129.6        0.6x 5.4x
9/30/2003 3/10/2004 Garden Fresh (LTUS) Centre Partners / Fairmont Capital 135.8        0.6x 5.4x
5/8/2003 6/30/2003 Vicorp Restaurants Wind Point Partners 225.5        NA 4.9x
10/29/2002 1/28/2003 Ninety Nine Restaurants & Pub O'Charley's (CHUX) 160.0        0.8x 6.2x
9/11/2002 10/4/2002 Saltgrass Steak House Landry's Restaurants (LNY) 75.0          0.8x 5.8x
6/9/2001 8/22/2001 McCormick & Schmick's (Division of AVDO) BRS & Castle Harlan 123.5        0.8x 6.8x
2/15/2001 5/14/2001 Vicorp Restaurants (VRES) Goldner Hawn Johnson & Morrison / BancBoston / Fairmont 171.4        0.5x 4.1x
11/16/2000 7/17/2001 Il Fornaio (ILFO) Bruckmann, Rosser, Sherrill & Co 74.5          0.6x 6.0x
10/25/2000 7/31/2001 Uno Restaurant Corp. (UNO) Aaron Spencer (Chairman) and Other Management 166.7        0.7x 5.4x
9/26/2000 12/1/2000 Rainforest Café (RAIN) Landry's Restaurants (LNY) 59.1          0.2x 2.6x
6/5/2000 10/2/2000 Buffets (BOCB) Caxton-Iseman 566.1        0.6x 4.9x
Mean (All)
0.8x 7.3x
Median (All)
0.8x 6.6x
Mean (2005 - Current)
0.9x 8.6x
Median (2005 - Current)
0.8x 8.2x
Mean (2000 - 2004)
0.6x 5.2x
Median (2000 - 2004)
0.6x 5.4x
Comparable Restaurant M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Restaurant M&A Transactions (US$ in millions)

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
5/29/2008 TBD Trump Marina Hotel Casino Coastal Marina 316.0 $      1.4x 12.0x
6/15/2007 TBD Penn National Gaming Fortress Investment Group and Centerbridge Partners 8,717.1      3.8x 14.3x
4/23/2007 2/20/2008 Icahn Enterprises (American Casino, Stratosphere) Whitehall Street Fund (Goldman) 1,200.0      3.1x 13.9x
4/3/2007 11/6/2007 Gateway Casinos Income Fund New World Gaming Partners 854.4         NM 18.8x
12/4/2006 11/7/2007 Station Casinos Fertitta Colony Partners 8,675.9      NM 19.3x
12/19/2006 1/28/2008 Harrah's Entertainment Apollo Management and TPG 27,753.3    2.9x 11.9x
9/11/2006 9/11/2006 Stanley Leisure Genting International 1,265.9      3.0x 16.4x
8/31/2006 11/2/2006 London Clubs International Dagger Holdings (Harrah's) 592.0         2.5x 19.1x
5/17/2006 1/3/2007 Sands Regent Herbst Gaming 138.1         1.6x 9.2x
4/13/2006 1/3/2007 Aztar Corp (Tropicana Casino) Wimar Tahoe Corp. (Blackstone) 2,735.4      3.0x 12.8x
4/10/2006 2/1/2007 Stockman's Casino Full House Resorts 25.5           2.3x 10.0x
2/14/2006 7/31/2006 Isle of Capri Casinos (Two Casinos) Legends Gaming 240.0         1.5x 6.8x
6/20/2005 10/25/2005 Argosy Casino (Baton Rouge) Columbia Sussex Corp. 150.0         1.7x 7.4x
2/4/2005 9/27/2005 Golden Nugget Casino Landry's Restaurants 316.1         1.6x 13.4x
11/3/2004 10/3/2005 Argosy Gaming Penn National Gaming 2,149.8      2.1x 8.1x
7/15/2004 6/13/2005 Caesars Entertainment Harrah's Entertainment 9,356.5      2.0x 8.6x
6/4/2004 4/26/2005 Mandalay Resort Group MGM Mirage 7,659.0      2.9x 10.3x
2/6/2004 7/1/2004 Coast Casinos Boyd Gaming 1,282.2      2.2x 8.9x
9/10/2003 7/1/2004 Horseshoe Gaming Holding Corp. Harrah's Entertainment 1,450.0      1.8x 8.3x
8/7/2002 3/3/2003 Hollywood Casino Corp. Penn National Gaming 782.1         1.7x 8.5x
9/19/2000 12/19/2002 Stratosphere Corp. Icahn Associates Corp. 77.4           0.6x 6.4x
4/24/2001 8/1/2001 Harveys Casino Resorts Harrah's Entertainment 625.4         1.4x 6.0x
3/6/2000 5/31/2000 Mirage Resorts MGM Grand 6,559.7      2.8x 14.3x
Mean 2.2x 11.5x
Median 2.1x 10.3x
Mean (Sub-$1.0 Billion Enterprise Value) 1.6x 10.7x
Median (Sub-$1.0 Billion Enterprise Value) 1.6x 9.2x
Mean (2005 - Current) 2.4x 13.2x
Median (2005 - Current) 2.4x 13.1x
Mean (2000 - 2004) 2.0x 8.8x
Median (2000 - 2004) 2.0x 8.5x
Comparable Casino and Gaming M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Casino and Gaming M&A Transactions (US$ in millions)